ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
	20110551327-67
Ross Miller	Filing Date and Time
Secretary of State	07/26/2011 2:40 PM
State of Nevada	Entity Number
	C8688-1985

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

One World Holdings, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

common stock, $.001 par value per share, 250,000,000 shares authorized
preferred stock, $.001 par value per share, 10,000,000 shares authorized

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

common stock, $.0025 par value per share, 100,000,000 shares authorized
preferred stock, $.001 par value per share, 10,000,000 shares authorized

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 post-change share of common stock will be issued in exchange for each 2.5 pre-change shares of common stock issued and outstanding. The preferred stock will be unaffected.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares resulting from the exchange will be rounded up to the nearest whole share.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.